Exhibit 31.2
CERTIFICATION

I, John F. Glenn, certify that:

(1)	I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of Ekso Bionics Holdings, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2020

/s/ John F. Glenn
John F. Glenn
Principal Financial Officer